EXHIBIT 16

August 16, 2000



Securities and Exchange Commission
Mail Stop 0409
450 5th Street, N.W.
Washington, D.C.   20549


Dear Sirs/Madams:

We have read the information under Item 4 of Form 8-K/A of BarPoint.com, Inc. dated August 9, 2000 and agree with the statements made therein concerning our firm.

Yours truly,



MARKS PANETH & SHRON LLP